Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of EnerNOC, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
(1) The Annual Report for the year ended December 31, 2016 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 15, 2017

/s/ TIMOTHY G. HEALY
Timothy G. Healy
Chairman of the Board and
Chief Executive Officer

Date:	March 15, 2017

/s/ WILLIAM G. SORENSON
William G. Sorenson
Chief Financial Officer and Treasurer
(principal financial officer)